      As filed with the Securities and Exchange Commission on June 17, 1999

                        Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   F O R M S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ROY F. WESTON, INC.
             (Exact Name of Registrant as Specified in its Charter)


            Pennsylvania                                   23-1501990
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification No.)


                                 1400 Weston Way
                      West Chester, Pennsylvania 19380-1499
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


           Roy F. Weston, Inc. Stock-Based Incentive Compensation Plan
                            (Full title of the plan)

                             Arnold P. Borish, Esq.
                                 General Counsel
                               Roy F. Weston, Inc.
                                 1400 Weston Way
                      West Chester, Pennsylvania 19380-1499
                     (Name and address of agent for service)

                                 (610) 701-3000
          (Telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                        F. Douglas Raymond, III, Esquire
                           Drinker Biddle & Reath LLP
                              1345 Chestnut Street
                      Philadelphia, Pennsylvania 19107-3496

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED
                                                          MAXIMUM           PROPOSED
                                                          AGGREGATE         MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO BE REGISTERED     OFFERING PRICE    AGGREGATE                 AMOUNT OF
        REGISTERED            (2)                         PER SHARE (1)     OFFERING PRICE(1)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Series A Common Stock,
par value
$.10 per share                      215,000 shares             $2.44           $ 524,600.00            $145.84
---------------------------------------------------------------------------------------------------------------------
                                    385,000 shares             $3.28           $1,262,800.00           $351.06
---------------------------------------------------------------------------------------------------------------------
         Total                      600,000 shares                             $1,787,400.00           $496.90
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933. As to shares subject to outstanding but unexercised options, the price and fee are computed based on the price at which such options may be exercised. As to remaining shares, the price is based on the average of the highest and lowest price for the Series A Common Stock, as reported in the NASDAQ National Market System on June 14, 1999.

(2) Also registered hereby are such additional indeterminate number of shares of Series A Common Stock or other securities as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Series A Common Stock of the registrant in connection with its Stock-Based Incentive Compensation Plan. Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, Roy F. Weston, Inc. ("Weston" or the "Company") hereby incorporates by reference the contents of its Registration Statements on Form S-8 (Registration Nos. 333-56755, 33-40808 and 33-55112) relating to its Stock-Based Incentive Compensation Plan and any Post-Effective Amendments thereto, except for the items set forth below.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents which have been filed by the Company with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this registration statement:

(a)      The Company's Annual Report on Form 10-K for the year ended December
         31, 1998;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

(c) The description of the Company's Series A Common Stock contained in the Company's registration statement on Form 8-A, dated February 27, 1987 filed with the Commission, including any amendments or reports filed for the purpose of updating such description; and

(d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing with the Commission of a post-effective amendment which (i) indicates that all securities offered hereby have been sold or (ii) deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein by reference modified or superseded such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.  EXHIBITS.

Reference is made to the Exhibit Index which appears at page II-4 of this registration statement for a detailed list of the exhibits filed as a part hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Pennsylvania, on June 17, 1999.

                                           ROY F. WESTON, INC.

                                           By:/s/ William L. Robertson
                                              ---------------------------------
                                                   William L. Robertson
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William L. Robertson and William
G. Mecaughey and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant's registration statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the registration statement, including any and all stickers and post-effective amendments to the registration statement, and to sign any and all additional registration statements relating to the same offering of securities as the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact, and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                                             Date
---------                          -----                                             ----
/s/ William L. Robertson           Chief Executive Officer (Principal Executive      June 17, 1999
-----------------------------      Officer) and Director
     William L. Robertson

/s/ Patrick G. McCann              President and Chief Operating Officer             June 17, 1999
-----------------------------      (Principal Operating Officer)
     Patrick G. McCann

/s/ William F. Mecaughey           Vice President and Chief Financial Officer        June 17, 1999
-----------------------------      (Principal Financial Officer and Principal
     William F. Mecaughey          Accounting Officer)

/s/ Richard L. Armitage            Director                                          June 17, 1999
-----------------------------
     Richard L. Armitage

/s/ Jesse Brown                    Director                                          June 17, 1999
-----------------------------
     Jesse Brown

/s/ Thomas E. Carroll              Director                                          June 17, 1999
-----------------------------
     Thomas E. Carroll

/s/ Thomas Harvey                  Director                                          June 17, 1999
-----------------------------
     Thomas Harvey

/s/ Wayne F. Hosking, Jr.          Director                                          June 17, 1999
-----------------------------
     Wayne F. Hosking, Jr.

/s/ Katherine W. Swoyer            Chairman of the Board                             June 17, 1999
-----------------------------
     Katherine W. Swoyer

/s/ Thomas M. Swoyer, Jr.          Director                                          June 17, 1999
-----------------------------
     Thomas M. Swoyer, Jr.

/s/ A. Frederick Thompson          Director                                          June 17, 1999
-----------------------------
     A. Frederick Thompson

-----------------------------      Director                                          June 17, 1999
     Roy F. Weston

/s/ James H. Wolfe                 Director                                          June 17, 1999
-----------------------------
     James H. Wolfe

                                  EXHIBIT INDEX

Exhibit No.                Description of Exhibit
-----------                ----------------------
4.1                Articles of Incorporation of Roy F. Weston, Inc., as amended and restated (incorporated by reference to Exhibit 3(a) to
                   Company's Registration Statement on Form S-1, No. 33-20834,
                   filed under Securities Act of 1933, as amended).


4.2 By-laws of Roy F. Weston, Inc., as amended (incorporated by reference to Exhibit 3.2 to Company's Annual Report on Form
                   10-K for year ended December 31, 1998 filed under Securities
                   Exchange Act of 1934, as amended).


5                  Opinion of Drinker Biddle & Reath LLP.


23.1               Consent of PricewaterhouseCoopers LLP.


23.2 Consent of Drinker Biddle & Reath LLP (contained in opinion filed as Exhibit 5 to this Registration Statement).


24                 Powers of Attorney (See Signature Page).
